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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. (the "Company") for the registration of 6,194,500 shares of the Company's Common Stock and to the incorporation by reference therein of our report dated February 9, 1999 with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                  ERNST & YOUNG LLP

Los Angeles, California
July 9, 1999